UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

CNL Macquarie Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 24, 2010, the board of directors of CNL Macquarie Global Growth Trust, Inc. (the “Company”) authorized a daily stock distribution equal to 0.000219178 of a share of common stock on each outstanding share of common stock (which is equal to an annualized distribution rate of 0.08 of a share based on a 365 days calendar year), payable to all common stockholders of record as of the close of business on each day (the “Distribution Rate and Payment Authorization”) commencing on July 1, 2010 and ending on September 30, 2010 (the “Initial Calendar Quarter”). The Distribution Rate and Payment Authorization is authorized to continue for each calendar quarter thereafter until terminated or amended by the Company’s board.

The Company’s board declared a stock distribution rather than a cash distribution in order to retain its cash for investment opportunities. This enables the Company to focus its investment strategy on commercial properties that may generate little or no cash flow initially, but have strong potential for long term capital appreciation.

Distributions for the Initial Calendar Quarter and subsequent calendar quarters will be calculated for each stockholder for each day the stockholder has been a stockholder of record in such quarter and such distribution shares will be issued and recorded in the stockholder records of the Company on or about the 15th day of the calendar month immediately following the last day of the applicable calendar quarter. Fractional shares of common stock accruing as distributions will be rounded to the nearest hundredth when issued on the distribution date.

If a stockholder transfers all of its shares and is no longer a stockholder of the Company, the accrued but unissued stock distribution in respect of such shares through the date such transfer is recorded on the stock records of the Company will be issued to the transferee of such shares. If a stockholder transfers less than all of its shares and remains a stockholder of the Company, the accrued but unissued stock distribution in respect of the transferred shares through the day prior to the date such transfer is recorded on the stock records of the Company will be issued to the transferor and the transferee will receive the stock distribution in respect of its acquired shares from the date it acquired the shares. Transfers may take up to 30 days to be recorded on the stock records of the Company.

The distribution of new common stock from the Company to the recipient stockholders will be a non-taxable distribution. Each stockholder must allocate the tax basis of its old common stock, with respect to which the new common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For the purpose of determining the basis of each share of old and new common stock, each stockholder should divide the total basis of its shares of old common stock by the total number of shares of old and new common stock and allocate that amount to each share of old and new common stock. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed.

The Company’s board of directors intends to evaluate this distribution policy on a quarterly basis and reserves the right to change the per share distribution amount or otherwise amend or terminate this distribution policy.

In connection with the announcement of the foregoing transaction, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated June 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 2010	CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

	By:	/s/ Curtis B. McWilliams
	Name:	Curtis B. McWilliams
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2010